UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As reported in the Current Report on Form 8-K filed by Provectus Biopharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission on June 17, 2016, stockholders holding 57% of the shares voting on the non-binding advisory vote on the compensation of the Company’s named executive officers (“Say on Pay”) at the Company’s annual meeting of stockholders held on June 16, 2016 voted to approve the compensation paid to the Company’s named executive officers, while stockholders holding 39% of the shares voting on Say on Pay voted “against” such compensation. Although Say on Pay passed by a majority of the shares that were voted at the annual meeting, the Compensation Committee (the “Committee”) of the Company’s Board of Directors considers it significant that (i) stockholders holding less than 60% of the voting shares voted “for” Say on Pay and (ii) stockholders holding more than 35% of the voting shares voted “against” Say on Pay.

As a result of the results of the Say on Pay vote, the Committee immediately initiated and directed a comprehensive review of the Company’s compensation policies and practices. The Committee had previously retained Pearl Meyer (“Pearl Meyer”), an independent executive compensation consultant, to update the market pay analysis for executive officers and non-employee directors based on a review of peer group proxy statement filings and published compensation surveys. As part of its comprehensive review, the Committee studied the data provided by Pearl Meyer and met in executive session with Pearl Meyer to discuss Pearl Meyer’s reports. The Committee also conducted additional analysis on execute compensation for the peer companies identified by Pearl Meyer. Members of the Committee also reached out to certain of the Company’s stockholders representing approximately 10% of the Company’s outstanding shares of common stock to better understand the reasons for the relatively low percentage of “for” votes on Say on Pay and held direct conversations with each of these stockholders. The primary focus of these stockholder meetings was to seek specific feedback on executive compensation and review potential changes to existing compensation practices. The feedback received from these participating stockholders was incorporated into the Committee’s discussion and determination of the changes to executive compensation.

Executive Compensation

The following is a summary of the material changes to the Company’s executive compensation and decisions made by the Committee in response to the Committee’s comprehensive review and best practices:

2016 Base Salaries

Under each executive officer’s employment agreement, the Committee has the sole discretion to increase each executive’s base salary. The Committee opted not to increase the base salary for any of the Company’s executive officers in 2016.

Annual Cash Bonus Incentives

2015 cash bonuses. The Committee decided to defer any decision with respect to cash bonuses for the Company’s executive officers for 2015 performance until a later date.

Eligibility for 2016 cash bonuses. In prior years, decisions on cash bonuses were decided based upon achievement of only the Company’s goals, and all executive officers received the same bonus amount. In March 2016, management submitted the Company’s proposed corporate goals for 2016. The Committee thereafter determined that, in addition to corporate goals, the cash bonus for fiscal year 2016 will also be based upon the achievement of personal goals that each executive officer individually submits to the

Committee by July 1. After the Committee has approved each executive officer’s personal goals, the Committee will monitor progress toward achievement of those goals, and will retain the sole discretion to determine whether each executive officer has achieved his applicable individual performance goals. The Committee determined that cash bonuses will not exceed 20% of such executive officer’s base salary and may be awarded upon achievement of both corporate and individual performance goals; provided, however, the Committee may award a cash bonus of as much as 33% of an executive officer’s base salary, but only in the event of superior performance. Finally, the Committee will suspend its historical practice of paying the executive officers the same bonus amount.

Long-Term Incentive Awards

The Committee deferred any decision on equity compensation to the Company’s executive officers for 2015 performance until a later date. For 2016, any stock options that may be awarded to the Company’s executive officers will be a mix of 50% stock options with time-based vesting and 50% performance-based stock options, which performance-based stock options will be awarded only after the achievement of both the corporate performance goals and the executive officer’s respective individual performance goals described above.

Perquisites

Payment for accrued but unused vacation. In the past, the Company’s executive officers received a total of eight weeks of vacation annually, and an executive officer could receive a cash payment for accrued but unused vacation up to a maximum of six weeks of unused vacation per year. The Committee elected to (i) reduce the amount of vacation executive officers are entitled to receive to a total of six weeks per year, effective immediately, and (ii) limit the cash payment for accrued but unused vacation to two weeks per year beginning in 2017, which will be paid on the last business day of each fiscal year. Any accrued but unused vacation days in excess of two weeks will be forfeited. Because the Committee approved these changes at the midpoint of the Company’s fiscal year, the Committee approved the payment of up to a maximum of four weeks of accrued but unused vacation for 2016.

401(k) contributions for 2017. In prior years, the Company contributed the maximum amount permitted to be contributed by the Company with regard to each executive officer pursuant to the Company’s 401(k) plan, regardless of the amount, if any, contributed by the respective executive officers. Beginning in 2017, the Company will match the 401(k) contributions of each executive officer participating in the Company’s 401(k) plan in an amount equal to such executive officer’s own contribution, up to an amount equal to half of the maximum amount the Company is permitted to contribute.

Board Compensation

The Committee also reviewed and analyzed Board and committee compensation, noting that cash compensation for board service and committee service is in-line with a selected group of what the Committee viewed as the Company’s peers, that equity compensation to Board members is lower than that of the Company’s peer companies, and that the Company is alone in its peer group in failing to pay its chairman/lead independent director for service in that capacity.

Accordingly, the Committee adopted the following policies and practices regarding non-employee director compensation:

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Retainers

Committee and Chairperson retainers modified.

•	Audit committee member compensation will be increased to $20,000 per year from $15,000 per year; the audit committee chairperson will receive $25,000 per year, up from $20,000 per year.

•	Corporate governance and nominating committee members will receive $10,000 per year, down from $15,000 per year, while the corporate governance and nominating committee chairperson compensation will be $15,000 per year, down from $20,000 per year.

•	Compensation committee members will continue to be paid $15,000 per year; the compensation committee chairperson will still be paid $20,000 per year.

•	Each non-employee member of the search committee for the chief executive officer will receive $20,000 per year; the chairperson of the search committee will receive $25,000 per year.

•	Compensation for serving as Chairperson of the Board of Directors or lead independent director, as applicable, will be set at $20,000 per year.

Chairpersons of Committees. Kelly M. McMasters, M.D., Ph.D has replaced Alfred E. Smith, IV as chairperson of the corporate governance and nominating committee, and Jan E. Koe has replaced Alfred E. Smith, IV as the chairperson of the compensation committee. Alfred E. Smith, IV remains chairperson of the audit committee.

Restricted Stock. The Committee has opted to amend the Company’s 2014 Equity Compensation Plan to allow for restricted stock awards to non-employee directors, subject to approval by the Company’s stockholders. If the amendment to the Plan is approved by the Company’s stockholders, each non-employee director will be awarded 100,000 restricted stock awards annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Interim Chief Executive Officer and Chief Operating Officer

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